LOUISIANA-PACIFIC CORPORATION

2013 OMNIBUS STOCK AWARD PLAN

ARTICLE 1.	ESTABLISHMENT AND PURPOSE

1.Establishment: The 2013 Omnibus Stock Award Plan (the “Plan”) will become effective on the date on which the Plan is approved by the Louisiana-Pacific Corporation stockholders (“Effective Date”). If the stockholders approve the Plan, then the Louisiana-Pacific Corporation Amended and Restated 1997 Incentive Stock Award Plan, the Louisiana-Pacific Corporation 1992 Non-Employee Director Stock Option Plan, the Louisiana-Pacific Corporation 2000 Non-Employee Director Restricted Stock Plan, and the 2011 Non-Employee Director Phantom Share Plan (collectively referred to as the “Prior Plans”) will terminate on the Effective Date, and no new awards may be granted under such Prior Plans; provided that each such Prior Plan shall continue to govern awards outstanding as of the date of such Prior Plan's termination and such awards shall continue in force and effect until terminated pursuant to their respective terms. Nothing herein is intended to alter or amend any outstanding award agreement for grants under the Prior Plans.
2.Purpose. The purpose of the Plan is to promote the long-term interests of the Corporation and its stockholders by aiding the Corporation in attracting, retaining, and motivating employees, officers, and directors, and to further enhance the mutuality of interests between such employees, officers and directors and Louisiana-Pacific Corporation's stockholders. The Plan is designed to serve this purpose by periodically granting equity-based awards and encouraging employees, officers, and directors to acquire and maintain an ownership interest in Louisiana-Pacific Corporation.

ARTICLE 2. DEFINITIONS

1.Defined Terms. The following definitions are applicable to the Plan:

"Administrator" means the Board of Directors (“the Board”) of Louisiana-Pacific Corporation to the extent the Board has retained authority and responsibility as administrator of the Plan. “Administrator” shall also mean a Board committee to the extent such Board committee has been delegated authority and responsibility by the Board.

"Award" means an award or grant made to a Participant pursuant to the Plan.

"Award Agreement" means an agreement as described in Section 6.4 of the Plan.

"Board" means the Board of Directors of the Corporation.

“Change of Control” means:

(a)The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Exchange Act, (a "Person")) of beneficial ownership (within the meaning of Rule 13d‑3 promulgated under the Exchange Act) of 20% or more of either (i) the then outstanding shares of common stock of the Corporation (the "Outstanding Corporation Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Corporation entitled to vote generally in the election of directors (the "Outstanding Corporation Voting Securities"); provided, however, that for purposes of this subsection (a), the fol-lowing acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Corporation, (ii) any acquisition by the Corporation, (iii) any acquisition by any em-ployee benefit plan (or related trust) sponsored or maintained by the Corporation or any corporation controlled by the Corporation or (iv) any acquisition pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section; or

(b)    Individuals who, as of the Effective Date, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the Effective Date whose election, or nomination for election by the Corporation's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on be-half of a Person other than the Board; or

(c)     Consummation by the Corporation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Corporation or the acquisition of assets of another entity (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respec-tively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Corporation or all or substantially all of the Corporation's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, imme-diately prior to such Business Combination of the Outstanding Corporation Common Stock and Outstanding Corporation Voting Securities, as the case may be, (ii) no Person (exclud-ing any employee benefit plan (or related trust) of the Corporation or such corporation re-sulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then out-standing voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

(d)    Approval by the shareholders of the Corporation of a complete liquidation or dissolution of the Corporation.

"Code" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Code section will be construed to refer to the successor provision to such Code section.

"Common Stock" means the common stock, $1 par value, of the Corporation or any security of the Corporation issued in substitution, exchange, or lieu thereof, adjusted as provided in Article 12 (Adjustments upon Certain Changes in Capitalization).

"Corporation" or “Louisiana-Pacific Corporation” means Louisiana-Pacific Corporation, a Delaware corporation, or any successor corporation thereto, and each and every Subsidiary.

“Director” means a member of the Board.

“Disability” means the absence of the Participant from the Participant's duties on a full‑time basis for 180 consecutive business days as a result of incapacity due to mental or physical illness which is determined to be total and permanent by a physician selected by the Corporation and acceptable to the Participant or the Participant's legal representative.

“Effective Date” has the meaning in Section 1.1.

"Exchange Act" means the Securities Exchange Act of 1934, as amended and in effect from time to time, or any successor thereto, together with rules, regulations, and interpretations promulgated thereunder. Where the context so requires, any reference to a particular Exchange Act section will be construed to refer to the successor provision to such Exchange Act section.

“Extraordinary Distribution” means a dividend or other distribution payable in cash or other with respect to the Corporation's Common Stock where the aggregate amount or value of the dividend or distribution exceeds 5% of the aggregate Fair Market Value of all outstanding Common Stock as of the business day immediately preceding the date the dividend or distribution is declared by the Board.

"Fair Market Value" means on any given date, the closing price per share of Common Stock as reported for such day by the principal exchange or trading market on which Common Stock is traded (as determined by the Administrator) or, if Common Stock was not traded on such date, on the next preceding day on which Common Stock was traded. If the Common Stock is not listed on a stock exchange or if trading activities for Common Stock are not reported, the Fair Market

Value will be determined by the Board or an Administrator, consistent with applicable legal requirements (including, if applicable, the requirements of Code Section 409A).

“Non-Employee Director” means a director of the Corporation who meets the definition of a “non-employee director” under Rule 16b-3(b)(3) promulgated under the Exchange Act.

"Participant" means an employee, officer or director of the Corporation who is granted an Award under the Plan.

"Plan" means the Louisiana-Pacific Corporation 2013 Omnibus Stock Award Plan, as set forth herein and as it may be hereafter amended from time to time.

“Prior Plans” has the meaning in Section 1.1.

“Restricted Stock” means a Share that is subject to a risk of forfeiture or restrictions on transfer or both a risk of forfeiture and restrictions on transfer.

“Restricted Stock Unit” means a contractual right to receive a payment and/or Share(s) equal to the Fair Market Value of one Share that is subject to a risk of forfeiture or restrictions on transfer or both a risk of forfeiture and restrictions on transfer.

“Retirement” means, except as otherwise determined by the Administrator and set forth in an Award Agreement, termination of employment or service with the Corporation as a result of early or normal retirement in accordance with the terms of a retirement plan maintained by the Corporation.

"Share" means a share of the Corporation's Common Stock.

"Subsidiary" means with respect to the Corporation, any corporation, limited liability company, partnership, association or business entity of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more of the other Subsidiaries of the Corporation or a combination thereof, or (ii) if a limited liability company, partnership, association, or other business entity (other than a corporation), a majority of partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by the Corporation or one or more Subsidiaries of the Corporation or a combination thereof.

"Vest" or "Vested" means:

(a)    In the case of an Award that requires exercise, to be or to become immediately and fully exercisable and free of all restrictions;

(b)    In the case of an Award that is subject to forfeiture, to be or to become nonforfeitable, freely transferable, and free of all restrictions;

(c)    In the case of an Award that is required to be earned by attaining specified performance goals, to be or to become earned and nonforfeitable, freely transferable, and free of all restrictions; or

(d)    In the case of any other Award as to which payment is not dependent solely upon the exercise of a right, election, exercise, or option, to be or to become immediately payable and free of all restrictions.

ARTICLE 3. ADMINISTRATION AND AUTHORITY

1.General. The Plan will be administered by the Board which may delegate its powers and duties to one or more committees of the Board. The Board or Board committee with authority under this Plan will be referred to as Administrator for each of their authorized powers. Any exercise of authority with respect to the administration of awards to officers (as described for purposes of Section 16 of the Exchange Act) shall be by Non-Employee Directors and will be subject to the requirements of Rule 16b-3 promulgated under the Exchange Act, the rules of the principal stock exchange on which the Common Stock is traded, and other applicable laws and regulations.
2.Administration. In addition to the authority specifically granted to the Administrator in section 3.3 of this plan, the Administrator has full discretionary authority to administer this Plan, including but not limited to the authority to: (a) interpret the provisions of this Plan; (b) prescribe, amend and rescind rules and regulations relating to this Plan; (c) correct any defect, supply any omission, or reconcile any inconsistency in any Award or Award Agreement in the manner and to the extent it deems desirable to carry this Plan into effect; and (d) make all other determinations necessary or advisable for the administration of this Plan. All Administrator determinations shall be made in the sole discretion of the Administrator and are final and binding on all interested parties.
3.Authority. Subject to the terms of the Plan, the Administrator will select the Participants, determine the types of Awards to be granted to Participants, determine the Shares or Share units subject to Awards, and determine the terms and conditions of individual Award Agreements. The Administrator shall have the authority to amend any outstanding Awards or agreements relating to outstanding Awards, provided that no amendment shall be made that would materially and adversely affect the rights of any Participant without his or her consent.
4.Liability and Indemnification. No officer or director will be liable for any action or determination made in good faith with respect to the Plan, any Award, or any Participant. To the maximum extent permitted by law, the Corporation shall indemnify and hold harmless each officer and director from and against (a) any loss, cost, liability or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or pursuant to the terms and conditions of any Award except for actions taken in bad faith or failures to act in bad faith, and (b) any and all amounts paid by him to her in settlement thereof, with the Corporation's approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit or proceeding against him or her, provided that such member shall give the Corporation an opportunity, at its own expense, to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Corporation's certificate of incorporation, bylaws, by contract, as a matter of law or otherwise or under any other power that the Corporation may have to indemnify or hold harmless each such person.

ARTICLE 4. DURATION OF THE PLAN AND SHARES SUBJECT TO THE PLAN

1.Duration of the Plan. The Plan will remain in effect until the earliest to occur of (a) ten years after the Effective Date, (b) the date on which Awards have been granted covering all available Shares and all outstanding Awards have been exercised, settled, or terminated in accordance with the terms of the applicable Award Agreement(s), and (c) the date as of which the Plan is otherwise terminated by the Board. Termination of the Plan will not affect outstanding Awards.
2.General Limit on Awards. Subject to adjustment pursuant to Article 12 (Changes in Capitalization) of the Plan, the maximum number of Shares for which Awards may be granted under the Plan may not exceed the total of 2,000,000 Shares increased by the number of shares of Common Stock remaining available for issuance under the 1997 Incentive Stock Award Plan (ISAP) as of the Effective Date.
3.Additional Limits on Specific Awards. Subject to adjustment pursuant to Article 12 (Changes in Capitalization) of the Plan, Awards under the Plan are subject to the following additional limits:
(a)The aggregate number of Shares that may be made subject to stock options and stock appreciation rights granted under the Plan to any individual Participant during any one calendar year may not exceed 1,000,000 Shares.

(b)The maximum aggregate number of Shares that may be issued or transferred pursuant to incentive stock options granted under the Plan is 2,000,000 Shares.
(c)The maximum number of Shares that may be made subject to Awards granted under Article 9 (Performance Shares) to a Participant who is, or is determined by the Administrator to be likely to become, a “covered employee” within the meaning of Section 162(m) of the Code (or any successor provision) (a “Covered Employee”), which Awards are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, during any one calendar year may not exceed 500,000 Shares.
(d)The maximum number of Shares that may be made the subject of Awards granted under Article 10 (Restricted Stock) to a Covered Employee, which Awards are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, during any one calendar year may not exceed 500,000 Shares.
(e)The maximum number of Shares that may be made subject to Awards granted under Article 11 (Other Stock Awards) to a Covered Employee, which Awards are intended to satisfy the requirements for “qualified performance-based compensation” under Section 162(m) of the Code, during any one calendar year may not exceed 500,000 Shares.

4.Stock Subject to Plan
(a)Subject to section 4.2, the total number of Shares that may be delivered pursuant to Awards shall be 2,000,000. Additionally, the number of Shares available for delivery under the Plan shall be adjusted as provided in Article 12. Shares delivered under the Plan may be authorized but unissued shares or treasury shares that the Corporation acquires in the open market, in private transactions or otherwise.
(b)In calculating the number of Shares that remain available for delivery pursuant to Awards at any time, the following rules shall apply:
(1) The number of Shares available for delivery shall be reduced by the number of Shares subject to an Award and, in the case of an Award that is not denominated in Shares, the number of Shares actually delivered upon payment or settlement of the Award.
(2) The number of Shares tendered (by actual delivery or attestation) or withheld from an Award to pay the exercise price of the Award or to satisfy any tax withholding obligation or liability of a Participant shall be added back to the number of Shares available for delivery pursuant to Awards.
(3) The number of Shares in respect of any portion of an Award that is canceled or that expires without having been paid or settled by the Corporation shall be added back to the number of Shares available for delivery pursuant to Awards to the extent such Shares were counted against the Shares available for delivery pursuant to clause (1).
(4) If an Award is settled or paid by the Corporation in whole or in part through the delivery of consideration other than Shares, or by delivery of fewer than the full number of Shares that was counted against the Shares available for delivery pursuant to clause (1) there shall be added back to the number of Shares available for delivery pursuant to Awards the excess of the number of Shares that had been so counted over the number of Shares (if any) actually delivered upon payment or settlement of the Award.

ARTICLE 5. ELIGIBILITY

Directors, officers, and employees of the Corporation who, in the judgment of the Administrator, are or will be contributors to the long-term success of the Corporation will be eligible to receive Awards under the Plan. The mere status of an individual as an employee, Director or otherwise, shall not entitle such individual to an Award hereunder.
ARTICLE 6. AWARDS

6.1     Types of Awards for Officers and other Employees: Awards for officers and other employees under the Plan may consist of: stock options (either incentive stock options, within the meaning of Section 422 of the Code, or nonstatutory stock options), stock appreciation rights, performance shares, restricted stock grants, and other stock-based awards (as described in Article 11 (Other Stock-Based and Combination Awards) of the Plan). Awards of performance shares and restricted stock may provide the Participant with dividends and voting rights prior to Vesting. Awards under the Plan will not include stock-based awards issued by the Corporation in the conversion or replacement of, or in substitution or exchange for, outstanding stock-based awards previously issued by a corporation or other business entity (not including a Subsidiary) acquired by the Corporation or otherwise a party to a merger or other business combination transaction with the Corporation.
6.2    Types of Awards for Non-Employee Directors: Awards for non-employee Directors under the Plan may consist of: nonstatutory stock options (but not incentive stock options, within the meaning of Section 422 of the Code), stock appreciation rights, and restricted stock grants. Awards of restricted stock may provide the Participant with dividends or dividend equivalents and voting rights prior to Vesting. Awards under the Plan will not include stock-based awards issued by the Corporation in the conversion or replacement of, or in substitution or exchange for, outstanding stock-based awards previously issued by a corporation or other business entity (not including a Subsidiary) acquired by the Corporation or otherwise a party to a merger or other business combination transaction with the Corporation.

6.3     Canadian Residents: Restricted Stock Units may be awarded to officers, other employees or non-employee Directors who are residents of Canada and may provide the Participant with dividend equivalents prior to Vesting.
6.4    Award Agreements. Each Award will be evidenced by a written Award Agreement between Corporation and the Participant. Award Agreements may, subject to the provisions of the Plan, contain any provision approved by the Administrator, including Vesting requirements, exercise price, performance criteria, exercise and/or distribution provisions, and forfeiture provisions applicable to the Award. Any Award Agreement may make provision for any matter that is within the discretion of the Administrator or may retain the Administrator's discretion to approve or authorize any action with respect to the Award during the term of the Award Agreement.

6.5    Nonuniform Determinations. The Administrator's determinations under the Plan or under one or more Award Agreements, including without limitation, (a) the selection of Participants to receive Awards, (b) the type, form, amount, and timing of Awards, (c) the terms of specific Award Agreements, (d) Vesting of an Award, (e) the status of the Award (whether or not

Vested) after termination of employment or service, and (f) elections and determinations made by the Administrator with respect to exercise or payments of Awards, need not be uniform and may be made by the Administrator selectively among Participants and Awards, whether or not Participants are similarly situated. The Administrator may impose restrictions, including confidentiality, non-compete and non-solicitation restrictions, on the grant, Vesting, exercise and/or payment of any Award, as the Administrator deems appropriate.

6.6    Provisions Governing All Awards. All Awards will be subject to the following provisions:
(a)Transferability. Except as otherwise provided in this Section 6.6(a), each Award (but not Shares issued following Vesting or exercise of an Award) will not be transferable other than by will or the laws of descent and distribution and Awards requiring exercise will be exercisable during the lifetime of the Participant only by the Participant or, in the event the Participant becomes legally incompetent, by the Participant's guardian or legal representative. Notwithstanding the foregoing, the Administrator, in its discretion, may include in any Award Agreement a provision that the Award is transferable, without payment of consideration, to immediate family members of the Participant or to a trust for the benefit of or a partnership composed solely of such family members, but in no event will any Award granted under the Plan be transferred for value.
(b)Employment Rights. Neither the adoption of the Plan nor the granting of any Award will confer on any person the right to continued employment with the Corporation, nor will it interfere in any way with the right of the Corporation to terminate such person's employment at any time for any reason, with or without cause.
(c)Effect of Change in Control. The Administrator may, in its discretion, include in any Award Agreement a provision that, upon the effective date of a Change in Control of Corporation, all or a specified portion of the Award (i) will become fully Vested, (ii) will terminate, or (iii) may be converted into shares of an acquirer. In any such Change in Control provision, the Administrator may provide whether or to what extent such acceleration in the Vesting of an Award will be conditioned to avoid resulting in an "excess parachute payment" within the meaning of Section 280G(b) of the Code.
6.7    Prohibition on Repricing. Except for adjustments pursuant to Article 12 (Adjustments upon Certain Changes in Capitalization) hereof, at no time shall the exercise price of a stock option or the grant price of a stock appreciation right granted hereunder be subsequently repriced during the period of its exercisability. For purposes of this Section, repricing means any of the following or any other action that has the same effect:
(d)Lowering the exercise or grant price after the stock option or stock appreciation right is granted or granting replacement stock options or stock appreciation rights with lower exercise or grant prices;
(e)Any other action that is treated as a repricing under generally accepted accounting principles; or
(f)Canceling a stock option or stock appreciation right at a time when its exercise or grant price exceeds the Fair Market Value of the underlying Shares, in exchange for cash or another stock-based award, unless the cancellation and exchange occurs in connection with a merger, acquisition, spin-off or other similar corporate transaction.

ARTICLE 7. STOCK OPTIONS

1.General. Subject to adjustment pursuant to Article 12 of the Plan, the exercise price for each stock option may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant. Stock options will be exercisable for such period as specified by the Administrator in the applicable Award Agreement, but in no event may options be exercisable for a period of more than ten years after their date of grant. No award of stock options will include the right to receive dividends or dividend equivalents.
2.Exercise. The exercise price of each Share as to which a stock option is exercised must be paid in full at the time of exercise. The Administrator may, in its discretion, provide in any Award Agreement for a stock option that payment of the exercise price may be made:
(a)in cash;
(b)by tender of Shares owned by the Participant valued at Fair Market Value as of the date of exercise, subject to such guidelines for the tender of Shares as the Administrator may establish;
(c)in Shares otherwise issuable to Participant upon exercise of the stock option valued at Fair Market Value as of the date of exercise ("Net Exercise");
(d)in such other consideration as the Administrator deems appropriate; or
(e)in a combination of cash, shares of Common Stock (whether then owned or issuable on exercise), and such other consideration as the Administrator deems appropriate.
3.Incentive Stock Options. In the case of an Option designated as an incentive stock option for an employee of the Corporation, the terms of the option and the Award Agreement must conform with the statutory and regulatory requirements specified pursuant to Section 422 of the Code, as in effect on the date such incentive stock option is granted.

ARTICLE 8. STOCK APPRECIATION RIGHTS

1.Stock appreciation rights may be granted in tandem with a stock option, in addition to a stock option, or may be freestanding and unrelated to a stock option. Stock appreciation rights granted in tandem or in addition to a stock option may be granted either at the same time as the stock option or at a later time. A stock appreciation right will entitle the Participant to receive from the Corporation an amount equal to the increase in the Fair Market Value of a Share on the exercise of the stock appreciation right over the grant price. Subject to adjustment pursuant to Article 12 (Adjustments upon Certain Changes in Capitalization) of the Plan, the grant price for each stock appreciation right may not be less than 100 percent of the Fair Market Value of the Common Stock on the date of grant, and in no event may stock appreciation rights be exercisable for a period of more than ten years after their date of grant. The Administrator may determine in its discretion whether the stock appreciation right may be settled in cash, Shares, or a combination of cash and Shares. No award of stock appreciation rights will include the right to receive dividends or dividend equivalents.

ARTICLE 9. PERFORMANCE SHARES

1.General. Performance shares may be granted in the form of actual Shares or Share units having a value equal to Shares. An Award of performance shares will be granted to a Participant subject to such terms and conditions set forth in the Award Agreement as the Administrator deems appropriate, including, without limitation, the condition that the performance shares or a portion thereof will Vest only in the event specified performance goals are met within a specified performance period of not less than one year, and as further set forth in the Award Agreement. An Award Agreement for a performance share Award may also, in addition to specifying performance goals, condition Vesting of such Award on continued employment for a period specified in the Award Agreement. In the event that a stock certificate is issued in respect of performance shares, the certificate will be registered in the name of the Participant but will be held by the Corporation until the time the performance shares become Vested. The performance conditions and the length of the performance period will be determined by the Administrator subject to the minimum limits described in this paragraph. The Administrator may, in its discretion, reduce or eliminate the Vesting of performance shares if, in the Administrator's judgment, it determines that the Vesting of the performance share Award is not appropriate given actual performance over the applicable performance period. The Administrator, in its sole discretion, may provide in an Award Agreement whether performance shares granted in the form of Share units will be paid in cash, Shares, or a combination of cash and Shares. Any performance share Award may provide for the payment of dividends or dividend equivalents to the holder thereof either in cash or in Shares, subject in all cases to deferral and payment on a contingent basis based on the Participant's earning of the performance shares with respect to which such dividends or dividend equivalents are paid.

2.Performance Goals for Executive Officers. The performance goals for performance share awards granted to executive officers of the Corporation may relate to corporate performance, business unit performance, or a combination of both.
Corporate performance goals will be based on financial performance goals related to the performance of Corporation as a whole and may include one or more measures related to earnings, profitability, efficiency, or return to stockholders such as earnings per share, operating profit, stock price, costs of production, cash flow, revenue growth, return on equity, return on assets, return on invested capital, or other measures.
Business unit performance goals will be based on a combination of financial goals and strategic goals related to the performance of an identified business unit for which a Participant has responsibility. Strategic goals for a business unit may include one or a combination of objective factors relating to success in implementing strategic plans or initiatives, introductory products, constructing facilities, or other identifiable objectives. Financial goals for a business unit may include the degree to which the business unit achieves one or more objective measures related to its revenue growth, earnings, profitability, efficiency, operating profit, costs of production, cash flow, return on equity, return on assets, return on invested capital, or other measures.
Any corporate or business unit goals may be expressed as absolute amounts or as ratios or percentages. Success may be measured against various standards, including budget targets, improvement over prior periods, and performance relative to other companies, business units, or industry groups.

ARTICLE 10. RESTRICTED STOCK

Restricted stock may be granted in the form of actual Shares, Share units having a value equal to Shares, or other rights to receive Shares in the future. A restricted stock Award will be subject to such terms and conditions set forth in the Award Agreement as the Administrator deems appropriate, including, without limitation, restrictions on the sale, assignment, transfer, or other disposition of such restricted stock and provisions that such restricted stock, Share units or other rights to receive Shares be forfeited upon termination of the Participant's employment for specified reasons within a specified period of time or upon other conditions, as set forth in the Award Agreement. The Award Agreement for a restricted stock Award may also, in addition to conditioning Vesting of the Award on continued employment (in no case for an employee of the Corporation will such Vesting period be less than three years, but Vesting may occur ratably over such three-year period, and in no case for a non-employee Director will such Vesting period be less than one year), further condition Vesting on attainment of performance goals (in no case will such Vesting period be less than one year). Such Awards will be subject to the same limitations on types of performance goals as provided in Article 9 of the Plan. In the event that a stock certificate is issued in respect of restricted stock, such certificate will be registered in the name of the Participant but will be held by the Corporation until the end of the restricted period. The employment conditions and the length of the period for Vesting of restricted stock Awards will be established by the Administrator at the time of grant and set forth in the Award Agreement. The Administrator, in its sole discretion, may provide in an Award Agreement whether restricted stock granted in the form of Share units will be paid in cash, Shares, or a combination of cash and Shares. Any restricted stock Award may provide for the payment of dividends or dividend equivalents to the holder thereof either in cash or in Shares, provided that dividends or dividend equivalents on restricted stock Awards that Vest on attainment of performance goals will be deferred until and paid contingent upon the achievement of the applicable performance goals.
ARTICLE 11. OTHER STOCK-BASED AND COMBINATION AWARDS

The Administrator may grant other Awards under the Plan pursuant to which Shares are or may in the future be acquired, or Awards denominated in or measured by Share equivalent units, including Awards valued using measures other than the market value of Shares. For such other stock-based awards that are granted to executive officers of the Corporation and that condition Vesting of such Awards, in whole or in part, on attaining performance goals, such Awards will be subject to the same limitations on types of performance goals as provided in Article 9 of the Plan. The Administrator may also grant Awards under the Plan in tandem or combination with other Awards or in exchange for Awards, or in tandem or combination with, or as alternatives to, grants or rights under any other employee plan of the Corporation.
ARTICLE 12. ADJUSTMENTS UPON CERTAIN CHANGES IN CAPITALIZATION

In the event of a stock split (including a reverse stock split), a stock dividend or an Extraordinary Distribution affecting the Corporation's Common Stock, the Administrator will adjust, proportionally, the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan, the limits on Awards to Participants, and the terms of outstanding Awards to reflect the effect of such stock split, stock dividend or Extraordinary Distribution.
In the event of any merger or consolidation, separation (including a spin-off), reorganization (whether or not such reorganization comes within the definition of such term in Section 368 of the Code), partial or complete liquidation, or other corporate transaction or change in capitalization affecting the Common Stock not specifically addressed above (a “Material Business Event”), the Administrator in its sole discretion shall make such substitution or adjustment, if any, that it deems to be equitable as to the number and kind of Shares or other securities issued or reserved for issuance pursuant to the Plan or outstanding Awards, to the limits on outstanding Awards to Participants, to the exercise price or grant price applicable to outstanding Awards, the amount and type of payment to be received under outstanding Awards, and any other revisions to outstanding Awards to reflect the effect of such event. Additionally, upon any such Material Business Event, the Administrator, in its sole discretion, shall make appropriate adjustments and modifications in the terms and conditions of outstanding Awards under this Plan, including modifications and accelerations of Vesting provisions, performance goals or targets and restriction periods. The determination of the occurrence of a Material Business Event, as well the appropriate adjustments or modifications, shall be made in the sole discretion of the Administrator, and its determinations shall be conclusive and binding on all interested parties, including Participants under this Plan.
ARTICLE 13. AMENDMENT AND TERMINATION

The Board may amend, modify, suspend, add to, or terminate the Plan or any portion of the Plan at any time, provided no amendment may be made without stockholder approval if such approval is required by applicable law or the requirements of an applicable stock exchange. No amendment to the Plan will be deemed to be an amendment to any outstanding Award issued prior to such amendment; provided, however, that the Administrator may amend any outstanding Award in whole or in part from time to time. Any such amendment which the Administrator determines, in its sole discretion, to be necessary or appropriate to conform the Award to, or otherwise satisfy, any legal requirement (including, without limitation, the provisions of Code Section 162(m) and Code Section 490A or the regulations or rulings promulgated thereunder), may be made retroactively or prospectively and without the approval or consent of the Participant. Additionally, the Administrator may, without the approval or consent of the Participant, make adjustments in the terms and conditions of an Award in recognition of unusual or nonrecurring events affecting the Corporation or the financial statements of the Corporation in order to prevent the dilution or enlargement of the benefits intended to be made available pursuant to the Award; provided, that no adjustment will be made where such action would result in the loss of the otherwise available exemption for the Award under Section 162(m) of the Code.
ARTICLE 14. MISCELLANEOUS

1.Tax Withholding. The Corporation will have the right to deduct from any settlement of any Award under the Plan, including the delivery or Vesting of Shares, any federal, state, or local taxes of any kind required by law to be withheld with respect to such payments or to take such other action as may be necessary in the opinion of the Corporation to satisfy all obligations for the payment of such taxes. The recipient of any payment or distribution under the Plan must make arrangements satisfactory to the Corporation for the satisfaction of any such withholding tax obligations. The Corporation will not be required to make any such payment or distribution under the Plan until such obligations are satisfied. The Board or the committee of the Board designated to administer the Plan, in its discretion, may permit a Participant to satisfy the Participant's federal, state, or local tax, or tax withholding obligations with respect to an Award by having the Corporation retain the number of Shares having a Fair Market Value equal to the amount of taxes or withholding taxes. In no event will the fair market value of the Common Stock to be retained pursuant to this Section 14.1 to satisfy applicable withholding taxes in connection with the benefit exceed the minimum amount of taxes required to be withheld.
2.Code Section 409A. Notwithstanding anything to the contrary contained in this Plan, to the extent that the Administrator determines that any Award granted under this Plan is subject to Code Section 409A and unless otherwise specified in the applicable Award Agreement, the agreement evidencing such Award shall incorporate terms and conditions that are intended to avoid the consequences described in Code Section 409A(a)(1), and to the maximum extent permitted under applicable law (and unless otherwise stated in the applicable Award Agreement), this Plan and the Award Agreements shall be interpreted in a manner that results in their conforming to the requirements of Code Section 409A(a) and any Department of Treasury Regulations or other interpretive guidance issued under Section 409A (whenever issued, the “Guidance”). Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement provides otherwise, with specific reference to this sentence), to the extent that a Participant holding an Award that constitutes “deferred compensation” under Section 409A and the Guidance is a “specified employee” (also as defined thereunder), no distribution or payment of any amount shall be made before a date that is six (6) months following the date of such Participant's “separation from service” (as defined in Section 409A and the Guidance) or, if earlier, the date of the Participant's death.
3.Securities Law Restrictions. No Shares will be issued under the Plan unless counsel for the Corporation is satisfied that such issuance will be in compliance with applicable federal and state securities laws. Certificates for Shares delivered under the Plan may be subject to such stop-transfer orders and other restrictions as the Administrator may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Common Stock is then listed, and any applicable federal or state securities law. The Administrator may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions. The Administrator may postpone any grant, exercise, Vesting or payment of an Award for such time as the Administrator in its sole discretion may deem necessary in order to permit the Corporation (a) to effect, amend or maintain any necessary registration of the Plan or the Shares issuable pursuant to the Award under application federal and state securities laws; (b) to take any action in order to (i) list such Shares on a stock exchange if the Shares are not then listed on such exchange, or (ii) comply with restrictions or regulations incident to the maintenance of a public market for its Shares; (c) to determine that such Shares are exempt from such registrations or that no action of the kind referred to in (b)(ii) above needs to be taken; (d) to comply with any other applicable law; or (e) to otherwise comply with any prohibition on such acts or payments during any applicable blackout period. Any such postponement shall not extent the term of the Award and neither the Corporation nor its directors or officers nor the

Administrator shall have any obligation or liability to any Participant or to any other person with respect to Shares or payments as to which the Award shall lapse because of such postponement.
4.No Trust Relationship. Nothing contained in this Plan and no action taken pursuant to the provisions of this Plan shall create or shall be construed to create a trust or any kind, or a fiduciary relationship between the Corporation, the Administrator or any officers or directors, on the other hand, and any Participant or any other person or entity on the other hand.
5.Governing Law. Except with respect to references to the Code or federal securities laws, the Plan and all actions taken thereunder will be governed by and construed in accordance with the laws of the state of Tennessee.

ARTICLE 15. STOCKHOLDER APPROVAL

The Plan was approved by the Board on March 18, 2013, and is submitted for approval by stockholders at the 2013 annual meeting of stockholders.